                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

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            |_|    Soliciting   Material   Pursuant   to   ss.240.14a-11(c)   or
                   ss.240.14a-12

                       LONE STAR STEAKHOUSE & SALOON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                        LONE STAR STEAKHOUSE & SALOON

For Immediate Release

                   LONE STAR CALLS ISS DECISION IRRESPONSIBLE
                          FOR ENDORSING CANDIDATE WITH
                NO CORPORATE EXPERIENCE, NO BOARD EXPERIENCE AND
                            NO RESTAURANT EXPERIENCE

                  LONE STAR'S SUCCESSFUL TURNAROUND UNDERWAY -
               41% INCREASE IN COMPANY'S STOCK SINCE JANUARY 2001

      LONE STAR URGES STOCKHOLDERS TO PROTECT THEIR INVESTMENT IN LONE STAR
             BY SUPPORTING JAMIE COULTER'S CANDIDACY FOR RE-ELECTION

Wichita, Kansas, June 26, 2001 - Lone Star Steakhouse and Saloon, Inc. (NASDAQ:
STAR) today urged its stockholders to protect their investment in Lone Star by supporting Jamie Coulter's candidacy for reelection. The company called
Institutional Shareholder Services' (ISS) recommendation irresponsible regarding its support for an inexperienced dissident candidate for a Board seat of a public company.

Lone Star's independent directors issued the following statement regarding the
ISS decision:

"It is inconceivable that ISS, an institution which purports to protect stockholders, would endorse a person like Guy Adams, who has been enjoined by a federal court for filing false and misleading proxy information and who, by his own admission, has no corporate experience, no board level experience and no experience in the restaurant industry. What's more, Guy Adams is a short-term stockholder who owns only 1,100 shares of Lone Star stock, which he has held for only 20 weeks. ISS itself admits in its own proxy analysis that `...Mr. Adams does not have a specific agenda to improve the company's overall performance...'. ISS's support of this inexperienced candidate turns the notion of responsible corporate governance on its head.

"In contrast, Lone Star's Board of Directors and management team, who collectively beneficially own approximately 26 percent of the Company, are creating value for our stockholders. This is evidenced by the 41 percent increase in Lone Star's stock price through June 25, 2001, the solid 2001 first quarter results and the Company's strong balance sheet. In fact, ISS states in its own proxy analysis that it `...believes that management is taking the necessary steps in hopes of turning the company around...'.

                                     -more-

                                     Page 2

"Electing Guy Adams would disrupt, if not destroy, the progress that we have achieved. We urge our stockholders to continue to protect their investment in
Lone Star by supporting Jamie Coulter's candidacy for re-election to the Lone
Star Board of Directors."

The independent directors urge Lone Star stockholders to review the attached graph, which illustrates Lone Star's successful turnaround progress.

On June 25, 2001, the U.S. District Court for the District of Kansas ruled that
Guy Adams violated federal securities laws by making false and misleading statements in his proxy materials to solicit votes for election to the Lone Star
Board of Directors. Accordingly, the Court issued an injunction requiring Guy
Adams to make corrective disclosure.

Lone Star's board of directors unanimously urges its stockholders to reject Guy
Adams's proxy request and to vote their shares by signing, dating and returning their WHITE proxy cards. For more information about how to vote for the Lone
Star director nominee, stockholders can call Lone Star's proxy solicitor,
Innisfree M&A Incorporated, at 1-877-750-5838 (toll-free).

Lone Star owns and operates Lone Star Steakhouse & Saloon restaurants,
Sullivan's Steakhouse restaurants, and Del Frisco's Double Eagle Steak House restaurants.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.

Lone Star contacts:

     John D. White                            Andy Brimmer/Joele Frank
     Lone Star Steakhouse and Saloon, Inc.    Joele Frank, Wilkinson Brimmer Katcher
     (316) 264-8899                           (212) 355-4449

                                      # # #

              LONE STAR STEAKHOUSE                     S&P 400 MIDCAP INDEX      S&P MIDCAP RESTAURANT INDEX
    DATE         PRICE              RETURNS          PRICE            RETURNS     PRICE             RETURNS

  6/22/01           12.89            53.44           506.09             2.85       234.2             8.36
  6/15/01           12.79            52.25           509.25             3.49      230.44             6.62
   6/8/01            13.5             60.7           531.61                8       230.5             6.65
   6/1/01              13            54.75           526.94             7.03       237.2             9.75
  5/25/01           13.19            57.01           533.01             8.24      256.23            18.55
  5/18/01            12.5             48.8           532.02             8.02      251.66            16.44
  5/11/01           12.29             46.3           508.71             3.26      250.74            16.01
   5/4/01            12.7            51.18           517.17             4.93      257.58            19.18
  4/27/01           11.73            39.63           506.86             2.83      256.32            18.59
  4/20/01            10.8            28.56           493.38             0.06      248.14            14.81
  4/13/01            9.51             13.2           474.98            -3.68      238.78            10.48
   4/6/01          9.0313             6.13           447.44            -9.28      231.85             7.22
  3/30/01          9.2813             9.06           459.92            -6.76      236.53             9.39
  3/23/01          9.4375             10.9           457.95            -7.17      224.42             3.79
  3/16/01            9.25              8.7           460.07            -6.74      236.69             9.46
   3/9/01          9.6875            13.84           496.78             0.68      255.71            18.26
   3/2/01          9.0625             6.49           499.96             1.28      247.64            14.52
  2/23/01             9.5            11.63           498.26             0.92      246.71            14.09
  2/16/01          9.9375            16.77           519.23             5.14      242.27            12.04
   2/9/01            9.25              8.7           519.95             5.24      237.86               10
   2/2/01           8.125            -4.52           518.29             4.89      221.35             2.37
  1/26/01          8.9375             5.02           519.01                5      223.64             3.42
  1/19/01           9.375            10.16           504.35             2.02      215.01             -0.5
  1/12/01          9.5625            12.37           507.83             2.71      212.99             -1.5
   1/5/01          9.3125             7.97           489.37            -1.04      217.27             0.43

Data Range 01/02/2001  to 06/25/2001
Source: Bloomberg Professional
Date: June 26, 2001